SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 6, 2005

CASCADE CORPORATION

(Exact name of registrant as specified in charter)

Oregon	1-12557	93-0136592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 N.E. 201st Avenue
Fairview, Oregon 97024-9718
(Address of principal executive offices) (Zip Code)

(503) 669-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 6, 2005, the Board of Directors of Cascade Corporation, on the recommendation of the Compensation Committee of the Board of Directors, approved an executive incentive plan for the fiscal year ending January 31, 2007.  A copy of the plan is attached to this report as Exhibit 10.1.  Under the plan, which is structured to encourage the building of shareholder value by maximizing Cascade’s pretax income, certain executives, including the CEO, are eligible to receive a specified percentage (depending on position) of pre-tax income before non-recurring income or expense items, incentive payments and certain other expenses (“IBT”) if IBT exceeds $32 million.  The percentage of IBT each executive is entitled to receive increases if IBT exceeds $40 million, and increases again if IBT exceeds $50 million.  Annual incentive payments are limited to a maximum award amount for each executive.

Item 2.02.  Results of Operations and Financial Condition.

On December 8, 2005, Cascade issued a press release announcing results for its third fiscal quarter ended October 31, 2005, and held a conference call regarding the results.  The press release is included as Exhibit 99.1 and the transcript of the conference call is included as Exhibit 99.2 to this Form 8-K.  This discussion, as well as the press release and the transcript, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.  The following exhibits are included with this report:

10.1  Cascade Corporation Executive Incentive Plan FY 2007.

99.1  Press release issued on December 8, 2005.

99.2  Transcript of conference call held on December 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cascade Corporation

By:	/s/ JOSEPH G. POINTER
Joseph G. Pointer
Secretary

Dated: December 12, 2005